UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CHILCO RIVER HOLDINGS INC.
(Exact name of Registrant as specified in its charter) -*

NEVADA	98-0419129
(State of incorporation	(I.R.S. Employer Identification)

420 – 625 Howe Street
Vancouver, B.C. Canada	V6C 2T6
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on
to be so registered	which each class is to be registered

Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-113383

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value of $0.001
(Title of class)

Item 1.     Description of Registrant’s Securities to be Registered.

The description of the securities contained in Registrant’s Registration Statement on Form SB-2, as amended, filed with the commission (File No. 333-113383) is incorporated by reference into this registration statement.

Item 2.     Exhibits

Exhibit
Number	Description

3.1	Articles of Incorporation (1)
3.2	Bylaws (1)
5.1	Opinion of Conrad C. Lysiak, Attorney, with consent to use (1)
10.1	Property Acquisition Agreement dated November 3, 2003 between the Company and Nicholson & Associates Natural Resource Development Inc. (1)
10.2	Geological Report on the PEG Mineral Claim (1)
23.1	Consent of Manning Elliott, Chartered Accountants (1)
23.2	Consent of Laurence Stephenson, P.Eng., Consulting Geologists (1)
23.3	Consent of Manning Elliott, Chartered Accountants (1)
23.4	Consent of Laurence Stephenson, P.Eng., Consulting Geologists (1)
23.5	Consent of Manning Elliott, Chartered Accountants (1)

(1) Incorporated herein by reference to the exhibits of the same number in Registrant’s Registration Statement on Form SB-2, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

DATE: August 23, 2004

CHILCO RIVER HOLDINGS INC.
Registrant

By: /s/ Thomas J. Brady
Thomas J. Brady, Secretary-Treasurer